                                                                    EXHIBIT 23.2


                                 [LETTERHEAD]


Ford Holdings, Inc.
The American Road
Dearborn, Michigan

                      CONSENT OF COOPERS & LYBRAND L.L.P.


Re:   Ford Holdings, Inc. Registration Statement on Form S-3


We consent to the incorporation by reference in this Registration Statement of our reports dated February 1, 1994 on our audits of the consolidated financial statements and financial statement schedules of Ford Holdings, Inc. at December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which reports include an explanatory paragraph indicating that Ford Holdings, Inc. changed its method of accounting for postretirement benefits other than pensions and income taxes in 1992, and are included in, or incorporated by reference in, Ford Holdings, Inc.'s 1993 Annual Report on Form 10-K.

We also consent to the reference to our firm under the caption "Experts."



[SIG]

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
November 3, 1994